Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated 11 May 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2011 Annual Report to shareholders of BT Group plc on Form 20-F for the year ended 31 March 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, United Kingdom
21 December 2011